UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  January 31, 2018

DPW HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA 94538-3158
 (Address of principal executive offices) (Zip Code)

(510) 657-2635
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

TVT Capital, LLC Agreement for the Purchase and Sale of Future Receipts

On January 25, 2018, DPW Holdings, Inc., formerly known as Digital Power Corporation, a Delaware corporation (the “Company”) entered into two Agreements for the Purchase and Sale of Future Receipts (together, the “Agreements”) with TVT Capital LLC (“TVT”), pursuant to which Agreements the Company sold up to (i) $562,125 in Future Receipts of the Company to TVT for a purchase price of $375,000 (“Agreement No. 1”) and (ii) $337,275 in Future Receipts of the Company for a purchase price of $225,000 (“Agreement No. 2”). The term “Future Receipts” means cash, check, ACH, credit card, debit card, bank card, charged card or other form of monetary payment. The Agreements have been personally guaranteed by Milton Ault, III, the Company’s Chief Executive Officer and Chairman of the Board of Directors.

Under the terms of Agreement No. 1, the Company will be obligated to pay $22,310 on a weekly basis until the purchase amount of $562,125 has been paid in full. In connection with entering into Agreement No.1, the Company paid an origination fee in the amount of $11,250.  If DPW pays TVT within 9 weeks, the purchased amount will be discounted to $431,250. If DPW has not paid the $431,250, DPW agrees to pay the aggregate of $562,125. Agreement No. 1 also includes a warrant to purchase 56,250 shares of the Company’s common stock at an exercise price of $2.25 per share and a warrant to purchase 35,000 shares of the Company’s common stock at an exercise price of $2.50 per share.

Under the terms of Agreement No. 2, the Company will be obligated to pay $13,385 on a weekly basis until the purchase amount of $337,275 has been paid in full. In connection with entering into Agreement No.2, the Company paid an origination fee in the amount of $6,750. If DPW pays TVT within 9 weeks, the purchased amount will be discounted to $258,750. If DPW has not paid the $258,750, DPW agrees to pay the aggregate of $337,275. Agreement No. 2 also includes warrants to purchase 56,250 shares of the Company’s common stock at an exercise price of $2.25 per share.

Libertas Funding, LLC Future Receivables Sale Agreement

On January 25, 2018, the Company and Philou Ventures, LLC, as guarantor (“Philou”), entered into a Future Receivables Sale Agreement (the “Libertas Agreement”) with Libertas Funding LLC (“Libertas”), pursuant to which Libertas Agreement the Company sold up to $148,500 in Future Receivables of the Company to Libertas for a purchase price of $100,000. The term “Future Receivables” means payments made by cash, check, electronic transfer or other form of monetary payment for the payment of the sale of goods or services, including payments made through the use of any payment device to purchase products and/or services that are processed by a card processor. Under the terms of the Libertas Agreement, if DPW pays Libertas within 9 weeks, the purchased amount will be discounted to $118,000. Until that date, no specific payment schedules are required. IF DPW has not paid the $118,000, the Company will be obligated to pay $8,839.30 on a weekly basis until the purchase amount of $148,500 has been paid in full. In connection with entering into the Libertas Agreement, Libertas received an additional discount for due diligence in the amount of $3,000. The Libertas Agreement also includes warrants to purchase 125,000 shares of the Company’s common stock at an exercise price of $2.50 per share.

In connection with the Libertas Agreement, the Company, Philou and Libertas entered into a Security Agreement and Guaranty, pursuant to which the Company and Philou granted to Libertas a security interest in all accounts, chattel paper, documents, equipment, general intangibles, instruments and inventory, and all proceeds, as those terms are defined in Article 9 of the Uniform Commercial Code.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.

Dated: January 31, 2018	/s/ Will Horne
Will Horne Chief Financial Officer